                                                                   Exhibit 10.30

                  AMENDED AND RESTATED COVENANT NOT TO COMPETE

         This Amended and Restated Covenant Not to Compete (this "AGREEMENT"), dated to be effective as of August 29, 1997, is entered into by and between LIBBEY INC., a corporation organized under the laws of the State of Delaware, United States of America ("LIBBEY"), and VITRO, S.A., a Sociedad Anonima organized under the laws of the United Mexican States ("VITRO").

                                  INTRODUCTION
                                  ------------

         Libbey and Vitro entered into that certain Covenant Not to Compete dated August 29, 1997 (the "Covenant"). Libbey and Vitro have agreed to amend, restate, and supersede the Covenant by the terms and provisions of this Agreement.

         Libbey (or one or more of its Affiliates, as defined below) is in the business of manufacturing, distributing, and selling, among other things, glass tableware and chinaware. Vitro (or one or more of its Affiliates) is in the business of manufacturing, distributing, and selling, among other things, glass tableware, chinaware, flatware, hollowware, and OEM products made of glass.

         Libbey (and certain of its Affiliates) and Vitro (and certain of its Affiliates) have entered into that certain Master Investment Agreement dated August 29, 1997 (the "MASTER INVESTMENT AGREEMENT"), pursuant to which, among other things, Libbey (or one or more of its Affiliates) has acquired, directly or indirectly, from Vitro (or one or more of its Affiliates) (a) 49% of the total issued and outstanding shares of common stock of Vitrocrisa Holding, S.A. de C.V. ("VC HOLDING"), (b) 49% of the total issued and outstanding voting shares of common stock of Vitrocrisa, S.A. de C.V. ("VITROCRISA"), (c) an undivided 49% interest in certain assets and liabilities (the "CRISA ASSETS") of Crisa Corporation, a Texas corporation ("CRISA"), and has contributed such interest to Crisa Industrial L.L.C., a Delaware limited liability company ("LLC"), in exchange for a 49% membership interest in the LLC, and (d) substantially all of the assets of WorldCrisa Corporation, a Delaware corporation ("WORLDCRISA"). In addition, the parties have entered into distribution agreements for the sale (i) by Libbey in the United States and Canada of products manufactured by Vitrocrisa and (ii) by Vitrocrisa in the United Mexican States, Central America, and South America of products manufactured by Libbey Glass Inc., a Delaware corporation and wholly-owned subsidiary of Libbey ("LIBBEY GLASS"). Libbey's obligations and commitments under the Master Investment Agreement are collectively referred to herein as the "LIBBEY INVESTMENT".

         In consideration of the premises and mutual promises contained herein and as a material inducement for the execution by Libbey and Vitro of the Master Investment Agreement and the consummation of the transactions contemplated thereby, including the Libbey Investment, together with other consideration, the adequacy and receipt of which are hereby acknowledged, Libbey and Vitro agree as follows:

         Section 1. DEFINITIONS. The following terms shall have the meanings set forth beside such terms when used in this Agreement:

         (a) "AFFILIATE" means with respect to each of the parties, any other Person or party which at the relevant time, directly or indirectly, controls, is controlled by, or is under common control with, such party. The term "CONTROL" as used with respect to any Person or party, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person or party, whether through the ownership of voting securities, by contract, or otherwise.

         (b) "DISTRIBUTION AGREEMENTS" means collectively the Amended and Restated Distribution Agreement, dated of even date, by and between Vitro, Vitrocrisa, Libbey, and Libbey Glass and the Amended and Restated Distribution Agreement, dated of even date, by and between Vitro, Crisa, Vitrocrisa, Libbey, and Libbey Glass.

         (c) "EXCLUDED PRODUCTS" means coffee pots, meter covers, glass covers for cooking ware, blender jars, and lighting fixtures sold to OEMs. In addition, "Excluded Products" shall mean any other OEM article for sale to OEM customers that are not in direct competition with Libbey Glass and are not sold to Libbey Glass' customers, including those in the Foodservice, Industrial, Premium, and Retail Channels of Distribution.

         (d) "FOODSERVICE CHANNEL OF DISTRIBUTION" means sales to foodservice distributors, foodservice importers, hotels, restaurants, chain restaurants, bars, casinos, airlines, cruise lines, breweries, microbreweries, hospitals, health care facilities, penal institutions, colleges, all eating and drinking establishments, independent cutters and decorators, and warehouse clubs; internet sales in all the above segments; and all other generally acknowledged distributor and end-user segments of the traditional foodservice sector of the country specified.

         (e) "GLASS TABLEWARE" means those products that are the subject of the exclusive distribution rights set forth in the Distribution Agreements, namely the glass product lines illustrated in the current 1997 catalogs of Libbey Glass, Vitrocrisa, Crisa, and WorldCrisa; all glass products of the type sold by Libbey Glass or Vitrocrisa, other than Excluded Products, into the Foodservice, Industrial, Premium, or Retail Channels of Distribution; future new products, other than Excluded Products, of Libbey Glass or Vitrocrisa; and new and existing products, other than Excluded Products, sold by Libbey Glass or Vitrocrisa and specially differentiated through packaging under the brand name, identification, or logo of the purchaser (a "SPECIALLY DIFFERENTIATED PRODUCT"). The intent is that any glass tableware, other than Excluded Products, that is destined for application in the Foodservice, Industrial, Premium, and Retail Channels of Distribution are the products that are Glass Tableware.

         (f) "INDUSTRIAL CHANNEL OF DISTRIBUTION" means sales to candle packers, religious candle markets, distilleries, wineries, floral distributors, mounters and fabricators, the cosmetic industry, and all other generally acknowledged segments of the traditional industrial sector of the country specified.

         (g) "INDUSTRIAL GLASSWARE" means coffee pots, meter covers, glass covers for cooking ware, blender jars, and lighting fixtures sold to OEMs.

         (h) "LIBBEY PARTIES" means Libbey, Libbey Glass, LGA 2, a Delaware corporation, LGA 3, a Delaware corporation, and LGA 4, a Delaware corporation.

         (i) "LIBBEY TERRITORY" means those certain geographic areas set forth on SCHEDULE 1 hereto.

         (j)      "OEM" means original equipment manufacturer.

         (k) "PERSON" will be broadly construed to mean an individual, corporation, partnership, association, trust, unincorporated organization, governmental entity, or other entity or group.

         (l) "PREMIUM CHANNEL OF DISTRIBUTION" means sales for use as a premium or to promote another product, including, without limitation, sales for such purposes to customers in the fast food industry, oil industry, soft-drink industry, supermarket continuity industry, premium packaging, and all other generally acknowledged segments of the traditional premium and incentive sector of the country specified.

         (m) "RETAIL CHANNEL OF DISTRIBUTION" means sales to retail distributors, mass merchant discount stores, department stores, specialty retail stores, craft stores, supermarkets, factory outlet stores, dinnerware companies, flea markets, door-to-door direct sales, wholesale outlets, gift shops, potteries, catalog showrooms, warehouse clubs, home shopping networks, internet sales for consumer use, private label sales for any class of retailer, importers, and all other generally acknowledged segments of the traditional retail sector of the country specified.

         (n) "VITRO PARTIES" means Vitro, VC Holding, Vitrocrisa, WorldCrisa, and Crisa.

         (o) "VITRO TERRITORY" means those certain geographic areas set forth on SCHEDULE 2 hereto.

         Section 2. AMENDED AND RESTATED AGREEMENT. The terms and provisions of the Covenant are hereby canceled and superseded by the terms and provisions of this Agreement. All references in any other agreement to the Covenant Not to Compete dated August 29, 1997 by and between Vitro and Libbey shall be deemed to refer to this Agreement, and all references to specific provisions of such Covenant Not to Compete contained in any other agreement shall refer to the corresponding provisions of this Agreement.

         Section 3. AGREEMENT OF NON-COMPETITION.

         (a) Vitro and Libbey acknowledge, for themselves and on behalf of the Vitro Parties and Libbey Parties, respectively, that this
                  SECTION 3 is entered into as a material inducement for the execution of the Master Investment Agreement and the consummation of the transactions contemplated thereby, including the Libbey Investment.

         (b) For a period beginning on the date of this Agreement and ending on the date that either Libbey or an Affiliate of Libbey, on the one part, or Vitro or an Affiliate of Vitro, on the other part, cease to own, directly or indirectly, at least twenty-five percent (25%) of the total issued and outstanding voting shares of Vitrocrisa (the "TRANSFER DATE"):

                  (i) Except as provided in the Distribution Agreements, Vitro will not, and Vitro will cause its Affiliates not to, sell any Glass Tableware in the Libbey Territory, unless such sales are to or through Libbey or an Affiliate of Libbey; provided, however, that the restriction set forth in this SECTION 3(b)(i) shall immediately cease if Libbey or an Affiliate of Libbey ceases to be the distributor for Vitrocrisa in the Libbey Territory under the applicable Distribution Agreement.

                  (ii) Except as provided in the Distribution Agreements, Libbey will not, and Libbey will cause its Affiliates not to, sell any Glass Tableware or Industrial Glassware in the Vitro Territory, unless such sales are to or through Vitrocrisa; provided, however, that the restriction set forth in this SECTION 3(b)(ii) shall immediately cease if Vitrocrisa ceases to be the distributor for Libbey Glass in the Vitro Territory under the applicable Distribution Agreement.

                  (iii) Except as provided in the Distribution Agreements, Vitro will not, and Vitro will cause its Affiliates not to, sell any Glass Tableware or Industrial Glassware in the Vitro Territory and the Libbey Territory, unless such sales are to or through Vitrocrisa, except as otherwise provided in SECTION 3(e)(i) with respect to Industrial Glassware.

         (c) For a period beginning on the date of this Agreement and ending on the third anniversary of the Closing Date (as defined in the Master Investment Agreement),

                  Vitro will not, and Vitro will cause its Affiliates not to, sell in the Libbey Territory any flatware, hollowware, or chinaware in competition with Libbey and its Affiliates in their operation of the business formerly operated as WorldCrisa and purchased from Vitro or a Vitro Affiliate pursuant to the Master Investment Agreement.

         (d) For a period beginning on the date of this Agreement and ending (i) on the date three years after the Transfer Date,
                  (A) Vitro will not, and Vitro will cause its Affiliates not to, engage, directly or indirectly, whether as owner, partner, stockholder, investor (except that such entities may beneficially own less than five percent (5%) of the common equity of a publicly traded company, the shares of which are listed on a major stock exchange), in the manufacture of Glass Tableware in the Libbey Territory; and (B) Libbey will not, and Libbey will cause its Affiliates not to, engage, directly or indirectly, whether as owner, partner, stockholder, investor (except that such entities may beneficially own less than five percent (5%) of the common equity of a publicly traded company, the shares of which are listed on a major stock exchange), in the manufacture of Glass Tableware in the geographic area set forth on SCHEDULE 3 hereto; and (ii) on the Transfer Date, Libbey will not, and Libbey will cause its Affiliates not to, engage, directly or indirectly, whether as owner, partner, stockholder, investor (except that such entities may beneficially own less than five percent (5%) of the common equity of a publicly traded company, the shares of which are listed on a major stock exchange) in the manufacture of Glass Tableware in the Vitro Territory located outside of the geographic area set forth on SCHEDULE 3 hereto.

         (e) Notwithstanding SECTION 3(d), for a period beginning on the date of this Agreement and ending on the Transfer Date:

                  (i) Vitro will not, and Vitro will cause its Affiliates not to, develop and pursue future equity investment opportunities in manufacturing or distribution facilities located in the Vitro Territory (outside of its current facilities located at Monterrey, Mexico) for the manufacture, distribution, or sale of Glass Tableware or Industrial Glassware, unless such investment opportunities are developed and pursued through Vitrocrisa; provided, however, if Libbey decides that Vitrocrisa should not develop and pursue such investment opportunities for Industrial Glassware, then Vitro or its Affiliates shall have the right to develop and pursue such investment opportunities on its own.

                  (ii) Subject to SECTION 3(e)(iii), Libbey will not, and Libbey will cause its Affiliates not to, develop and pursue future equity investment opportunities in manufacturing or distribution facilities located in the Vitro Territory (outside of Vitrocrisa) for the manufacture, distribution, or sale of Glass Tableware or Industrial Glassware, unless such investment opportunities are developed and pursued through Vitrocrisa.

                  (iii) Notwithstanding SECTION 3(e)(ii), Vitro agrees to allow as the only exception for investment opportunities in the Vitro Territory outside the currently defined share participation in Vitrocrisa, that if a business opportunity is brought by Libbey relative to that certain company set forth on
                           SCHEDULE 4 hereto (the "JOINT INVESTMENT COMPANY"), both partners will negotiate in good faith at that time with the joint goals to accommodate the needs of the other partner under a share participation of Vitro of up to and including 50%; provided, however, that in such a case (whether or not Vitro so participates), all exports of Glass Tableware and Industrial Glassware by the Joint Investment Company from the country of its domicile as set forth on
                           SCHEDULE 4 hereto (its "HOME COUNTRY") to any other country in the Vitro Territory will be exclusively channeled through Vitrocrisa, but the Joint Investment Company may sell its Glass Tableware and Industrial Glassware in its Home Country. Performance criteria will be developed for the first three (3) years of such distribution, which will be similar in principle to the performance clause developed for Libbey Glass under the Distribution Agreement where Libbey serves as the exclusive distributor of Vitrocrisa for Glass Tableware in the Libbey Territory. After the Closing Date (as defined in the Master Investment Agreement), it is understood that a letter of intent will be drafted and signed by both parties in which the points, positions, and desires of each party relative to a future possible investment opportunity with the Joint Investment Company (which will be based upon the arrangements relating to Vitrocrisa between the parties) are clearly expressed to serve as a guideline to be used in a business-like and "good faith" effort to respect and accommodate them in the negotiation process at that time.

         (f) If any provision of this SECTION 3 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, and/or scope, then, and in that event, such provision will nevertheless remain valid and fully effective, but will be considered to be amended so that the period of time, territory, and/or scope set forth will be changed to be the maximum period of time, the largest territory, and/or the broadest scope, as the case may be, which would be found reasonable and enforceable by such court.

         (g) Vitro acknowledges that Libbey Glass is a party to technical assistance agreements with certain companies throughout the world and agrees that this Agreement shall not prohibit Libbey Glass from licensing and continuing to license its technology throughout the world; provided, however, that Libbey Glass agrees to advise and consult Vitrocrisa before entering into any new license arrangement in the geographic areas set forth on SCHEDULE 5 hereto or renewing any existing licenses in the geographic areas set forth on SCHEDULE 5 hereto for the licensing of technology and the provision of technical assistance to existing and potential licensees, but both parties agree that the ultimate decision to enter into such licenses or to provide such technical assistance rests in the sole and absolute discretion of Libbey Glass.

         4.       ENFORCEMENT; NON-WAIVER.

         (a) Each party hereby acknowledges and agrees that the failure of it or of any of its Affiliates to perform its agreements and covenants under this Agreement, including, without limitation, any violation of the agreements and covenants set forth in
                  SECTION 3, will cause irreparable injury to the other party and its Affiliates for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction in the United States of America (or of any state thereof) or of the United States of Mexico having jurisdiction over it to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations under this Agreement, in addition to any other remedy to which the other party may be entitled, at law or in equity.

         (b) A failure by either party to exercise or enforce any rights conferred upon it by this Agreement shall not be deemed to be a waiver of any such rights or operate so as to bar the exercise or enforcement thereof at any subsequent time or times, and all express rights granted to such party hereunder shall be in addition to any rights that such party may have under the general law in respect of a breach hereof. No waiver by either party of any condition or the breach of any term, covenant, representation, warranty, or undertaking contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or deemed to be or construed as the breach of any other term, covenant, representation, warranty, or undertaking in this Agreement.

         Section 5.        MISCELLANEOUS.

         (a) ENGLISH AS CONTROLLING LANGUAGE. Notwithstanding the translation of this Agreement into Spanish or any other language, the English language version of this Agreement shall be controlling and shall govern in any legal proceeding or arbitration.

         (b) NO THIRD PARTY RIGHTS. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         (c) ENTIRE AGREEMENT. This Agreement and the agreements referred to herein constitute the entire agreement among the parties related to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

         (d) ASSIGNMENT. No party may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. Any purported or attempted assignment contrary to the terms hereof shall be null and void and of no force or effect. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

         (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) CAPTIONS. The sections headings contained in this Agreement are inserted for convenience only and are not part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) NOTICES. All notices, demands, requests, and other communications given hereunder shall be made in writing in English and shall be delivered in person or by courier or overnight delivery service (delivery charge prepaid) or telecopy (provided that the telecopy is confirmed by notice by certified mail, courier, or overnight delivery service). Any notice, demand, request, or other communication shall be effective only if and when it is received by the addressee. For the purposes of the foregoing, the addresses and telecopier numbers of the parties hereto are as follows:

                  If to Libbey, such notices shall be addressed to:

                       Libbey Inc.
                       300 Madison Avenue
                       Toledo, Ohio  43604
                       USA
                       Attn: General Counsel    Fax No. (419) 325-2585

                  or to any subsequent address of which Libbey may notify the other parties in writing.

                  If to Vitro, such notices shall be addressed to:

                       Vitro Corporativo, S.A. de C.V.
                       Av. del Roble 660
                       Col. Valle del Campestre
                       Garza Garcia, N.L.
                       Mexico  66225
                       Attn: Director Juridico Internacional    Fax No. (528) 329-1372

                  or at any subsequent address of which Vitro may notify the other parties in writing.

                  Any party hereto may change its address or telecopier number for the purposes hereof by giving notice thereof to the other parties in the manner provided herein.

         (h) AMENDMENTS. This Agreement may be amended, modified, superseded, or canceled and any of its terms, covenants, representations, warranties, undertakings, or conditions may be waived only by an instrument in writing signed by (or by some person duly authorized by) all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

         (i) REMEDIES. Each party to this Agreement agrees that all rights and remedies under this Agreement are cumulative and that no election or exercise of any right or remedy will be deemed an exclusion of any other right or remedy.

         (j) GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the substantive laws of the State of Texas, without giving effect to any conflicts-of-law, rule, or principle that might require the application of the laws of another jurisdiction.

         (k) ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall, following a demand from either party (hereinafter, the "DEMAND FOR ARBITRATION") be settled by arbitration in accordance with the then existing International Arbitration Rules of the American Arbitration Association (hereinafter "AAA"). Notwithstanding the foregoing, the parties hereby agree that either party may seek injunctive relief in accordance with
                  SECTION 4, and the parties further agree that if a party seeks injunctive relief in accordance with SECTION 4, such party does not thereby waive its rights to arbitration under this
                  SECTION 5(k).

                  The arbitral tribunal shall be composed of three arbitrators. Each party, namely Libbey and Vitro, shall appoint one Arbitrator. If a party fails to appoint an arbitrator within thirty (30) days after the date the claimant's Demand for Arbitration is communicated to the other parties (hereinafter the "NOTIFICATION DATE"), the AAA shall make such appointment. The two arbitrators thus appointed shall attempt to agree upon the appointment of a third arbitrator to serve as chairman of the arbitral tribunal. If said two arbitrators fail to agree upon the appointment of such third arbitrator within sixty
                  (60) days after the Notification Date, the AAA shall make such appointment. The place of arbitration shall be Dallas, Texas, United States of America. The arbitral proceeding shall be conducted in the English language. To the extent that they may validly so agree, the parties hereby exclude any right of appeal to any court in connection with the arbitral award. Judgment upon the arbitral award may be entered in any court having jurisdiction thereof or having jurisdiction over either party or either party's assets.

                  The validity of this SECTION 5(k) shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards or the Inter-American Convention on International Commercial Arbitration, to which Mexico and the United States of America have adhered.

                  All costs of arbitration and enforcement thereof, including reasonable attorneys' fees and court costs, costs of expert witnesses, transportation, lodging and meal costs of the parties and witnesses, costs of transcript preparation, and other reasonable and necessary direct and incidental costs shall be apportioned to one or both parties by a majority of the arbitrators as they deem appropriate. In the event any party to this Agreement commences legal proceedings to enforce the arbitral award, the expense of such litigation (including reasonable attorneys' fees and costs of court) shall be borne by the party not prevailing therein.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                      LIBBEY, INC.
                                      By: /s/ Kenneth G. Wilkes
                                         ----------------------------------------------
                                      Name: Kenneth G. Wilkes
                                           --------------------------------------------
                                      Title: Vice President and Chief Financial Officer
                                            -------------------------------------------




                                      VITRO, S.A.

                                      By: /s/ Claudio Del Ville
                                         ----------------------------------------------
                                      Name: Claudio Del Ville
                                           --------------------------------------------
                                      Title: Attorney in Fact
                                            -------------------------------------------